Exhibit 4.1
EXECUTION VERSION

INDENTURE
Dated as of April 28, 2010
Among
MERGE HEALTHCARE INCORPORATED,
THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent
11.75% SENIOR SECURED NOTES DUE 2015

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	14.03
(c)	14.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06;14.02
(d)	7.06
314 (a)	4.03, 4.04; 14.02; 14.05
(b)	12.02
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	12.02; 12.03; 12.04
(e)	14.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 14.02.
(c)	7.01
(d)	7.04.
(e)	6.14.
316 (a)(last sentence)	2.09.
(a)(1)(A)	6.05.
(a)(1)(B)	6.04.
(a)(2)	N.A.
(b)	6.07.
(c)	1.05,2.12, 9.04.
317 (a)(1)	6.08
(a)(2)	6.12.
(b)	2.04.
318 (a)	14.01.
(b)	N.A.
(c)	14.01
N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit E	Form of Intercreditor Agreement

          INDENTURE, dated as of April 28, 2010, among Merge Healthcare Incorporated, a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee and as Collateral Agent.
          WITNESSETH
          WHEREAS, the Issuer has duly authorized the creation of an issue of $200,000,000 aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “Initial Notes”); and
          WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture, and each of the Guarantors has duly authorized its Guarantee of the Notes.
          NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with an acquisition of such Person’s assets.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.
          “Affiliate” of any specified individual or entity, means (i) any other individual or entity who directly or indirectly controls or is controlled by or is under direct or indirect common control with the specified individual or entity or (ii) any individual or entity that beneficially owns 10% or more of the voting power of the Issuer’s Equity Interests (exclusive of any individual or entity that is permitted to report such ownership pursuant to Schedule 13G under the Securities Exchange Act of 1934). For the purposes of this definition, “control” of an entity means having the power to direct the management and policies of the entity directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
          “Agent” means any Custodian, Registrar or Paying Agent.

          “After-Acquired Property” means any property of any Issuer or any Guarantor acquired after the Closing Date of a type that secures the obligations under this Indenture, the Notes, the Security Documents and other Pari Passu Secured Obligations.
          “Applicable Premium” means, with respect to any Note on any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at May 1, 2013 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through May 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (B) the then-outstanding principal amount of such Note.
          “Applicable Procedures” means, with respect to any tender, payment, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such tender, payment, redemption, transfer or exchange.
          “Asset Sale” means:
(1) the sale, conveyance or other disposition of any assets, other than sales, leases, sub-leases or other dispositions of inventory or other assets in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.01 hereof and/or Section 4.14 hereof and not by the provisions of Section 4.10 hereof; or
(2) the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries, other than such an issuance or sale to the Issuer or one or more of its Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by a person other than the Issuer or a Restricted Subsidiary).
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million or in which the Issuer receives aggregate consideration of less than $3.0 million;
(2) a transfer of assets between or among the Issuer and any one or more of its Subsidiary Guarantors;
(3) an issuance or transfer of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;
(4) a Restricted Payment that is permitted by Section 4.07 hereof or a Permitted Investment;
(5) sales, disposals or replacement of obsolete, damaged or worn-out assets (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole);
(6) licenses and sublicenses by the Issuer and its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
(7) the surrender or waiver of contract rights or the settlement, release, or surrender of contract, tort or other claims;
(8) the granting of Liens not prohibited by Section 4.12 hereof;
(9) the sale or other disposition of cash or Temporary Cash Investments;
(10) the sale or discount of accounts receivable in the ordinary course of business;
(11) dispositions resulting in insurance proceeds or condemnation awards;
(12) so long as no Event of Default has occurred and is continuing, the sale of the Hartland Property, provided that, if the aggregate proceeds from such sale are greater than of $7.5 million, any excess shall be deemed to be Excess Proceeds; and
(13) the sale of Permitted Investments (other than sales of Equity Interests of any of Restricted Subsidiaries) made by the Issuer or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Issuer.
          “Attributable Debt” means in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
          “Authorized Representative” means (i) with respect to the Holders of the Notes and the Notes Obligations, the Collateral Agent and (ii) in the case of any Series of Pari Passu Obligations (and the Pari Passu Secured Parties thereunder) that become subject to the Intercreditor Agreement after the Closing Date, the Authorized Representative named for such Series in the Intercreditor Agreement or the applicable Joinder Agreement.
          “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
          “Bankruptcy Code” means Title 11 of the U.S. Bankruptcy Code of 1978, as amended.
          “Board of Directors” means, with respect to any Person, the Board of Directors, Board of Managers or similar governing body of such Person or any duly authorized committee of such Board of Directors.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Business Day” means each day which is not a Legal Holiday.
          “Calculation Date” has the meaning assigned such term in the definition of Fixed Charge Coverage Ratio.
          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
          “Change of Control” means an event or series of events by which any of the following occurs:
          (1) any “Person”, other than Merrick, Michael Ferro or their respective controlled Affiliates, is or becomes the “beneficial owner” directly or indirectly, of more than 50% of the total voting power of all outstanding classes of voting capital stock of the Issuer;
          (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person;
          (3) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
          (4) on any date, a majority of the Issuer’s Board of Directors does not consist of Persons (a) who were directors at the Closing Date (“Continuing Directors”) or (b) whose election or nomination as directors was approved by at least a majority of the directors then in office who are Continuing Directors or whose election or nomination was previously so approved. In the definition of Change of Control, “Person” has the same meaning given to it in Sections 13(d) and 14(d) of the Exchange Act, and “beneficial owner” or “beneficially owned” have the same meaning given to these terms in Rules l3d-3 and l3d-5 under the Exchange Act, except that a Person is deemed to have “beneficial ownership” of all shares that Person has the right to acquire, whether the right is exercisable immediately or only after the passage of time.
          “Change of Control Offer” has the meaning set forth in Section 4.14 hereof.
          “Closing Date” means the date on which the Notes are originally issued under this Indenture.
          “Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

          “Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as the collateral agent under the Guarantee and Collateral Agreement, this Indenture and the other Security Documents, as appointed pursuant to Section 12.10 hereof, and any successor thereto in such capacity.
          “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus without duplication:
(1) an amount equal to any provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2) Fixed Charges of such Person and its Restricted Subsidiaries to the extent deducted in computing such Consolidated Net Income; plus
(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, charges or accruals of such Person and its Restricted Subsidiaries (excluding such non-cash expense to the extent it represents an accrual or reserve for cash payments in any future period) for such period to the extent that such depreciation, amortization and other non-cash expenses, write-downs, charges or accruals were deducted in computing such Consolidated Net Income; minus
(4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business.
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that: (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof; (2) the negative impact to revenue as a result of the non-cash write down of deferred revenue required by purchase accounting and the cumulative effect of a change in accounting principles, any extraordinary gains or losses and any gains or losses realized in connection with an asset sale (including disposals of discontinued operations) shall be excluded; and (3) solely for the purposes of determining Consolidated Cash Flow, any net after-tax income or loss from discontinued operations shall be excluded.
          Notwithstanding the foregoing, there shall be excluded from Consolidated Net Income that portion, if any, of the Net Income of any Restricted Subsidiary that is not permitted, directly or indirectly, to be paid by way of dividend, distribution or loan to stockholders of such Subsidiary by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.
          “Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets of such Person and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom (1) all current liabilities of such Person and its Restricted Subsidiaries (excluding intercompany items) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of such Person and its Restricted Subsidiaries, prepared in conformity with GAAP.
          “Continuing Directors” has the meaning assigned such term in the definition of Change of Control.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer. For purposes of Section 4.02 of this Indenture, such address shall also mean the office or the agency of the Trustee located at 101 Barclay Street, New York, New York 10286 Attention: Bond Operations-7E.
          “Credit Facilities” means one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or similar obligations or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
          “Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any Guarantor in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation executed by the principal financial officer of the Issuer, less the amount of cash received in connection with a subsequent sale of, or collection on, such Designated Non-Cash Consideration.
          “Disqualified Stock” means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes are or become due. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Equity Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Equity Interests provide that the Issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions until after the Issuer complies with Sections 4.10 and 4.14 hereof.
          “Domestic Restricted Subsidiary” means (i) each Restricted Subsidiary of the Issuer organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) any other Restricted Subsidiary that guarantees any Indebtedness under any Credit Facility.
          “Equity Interests” means capital stock, limited liability company interests, partnership interests or other equity interests or equity securities, and all warrants, options or other rights to acquire such securities (but excluding any debt security that is convertible into, or exchangeable for, such equity interests or equity securities).
          “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
          “Exchange Notes” means the Notes (including any related Guarantees) issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
          “Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided that any transaction involving consideration of $10.0 million or more, the Fair Market Value shall be determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.
          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or acquires any Indebtedness or issues, redeems or acquires preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or acquisition of Indebtedness, or such issuance, redemption or acquisition of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.
          “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings and net payments, if any, pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) the imputed interest with respect to Attributable Debt created after the Closing Date; plus (4) the aggregate amount of interest in respect of Indebtedness that is Guaranteed or secured by the assets of the Issuer or its Restricted Subsidiaries; plus (5) the product of (a) all dividend payments made in cash or in Disqualified Stock, on any series of preferred stock of such Person or any of its Restricted Subsidiaries times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
          In addition, for purposes of calculating the Fixed Charge Coverage Ratio (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through the purchase of assets or stock, mergers, liquidations or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis (including Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.
          “Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer other than a Domestic Restricted Subsidiary.
          “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.
          “Government Securities” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Security or a specific payment of interest on or principal of any such Government Security held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of interest on or principal of the Government Security evidenced by such depository receipt.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of the Closing Date, made by and among the Issuer, the Guarantors and the Collateral Agent, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
          “Guarantors” means each Domestic Restricted Subsidiary of the Issuer on the Closing Date, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Closing Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.
          “Hartland Property” means, the real property located at 900 Walnut Ridge Drive, Hartland, Wisconsin 53029, which on the Closing Date, is owned by Camtronics Medical Systems, Ltd.
          “Hedging Obligations” means, with respect to any Person, the net obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect against fluctuations in interest rates, currency exchange rates or specific financial and other similar risks (including commodity risks).
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, contingent or otherwise, in respect of:
     (1) borrowed money;
     (2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) or similar obligations (such as bank Guarantees), entered into in the ordinary course of business of such Person (and not for borrowed money) to the extent such letters of credit or similar obligations are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement;
     (3) banker’s acceptances;

     (4) Capital Lease Obligations and Attributable Debt;
     (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
     (6) any Hedging Obligations, other than Hedging Obligations incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk, foreign currency risk or specific financial and other similar risks (including commodity risks) and not for speculative purposes;
if and to the extent any of the preceding (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
          In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.
          The amount of any Indebtedness outstanding as of any date shall be:
     (1) the accreted value thereof, in the case of any Indebtedness issued at a discount to par;
     (2) with respect to any Hedging Obligations, the net amount payable if such agreements terminated at that time due to default by such Person;
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a) the Fair Market Value of such assets at the date of determination; and
(b) the amount of the Indebtedness of the other Person; or
     (4) except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.
          “Indenture” means this Indenture, as amended or supplemented from time to time, including the terms of the Notes and Guarantees.
          “Indenture Documents” means the Notes, this Indenture and the Note Guarantees.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” as defined in the recitals hereto.
          “Initial Purchaser” means Morgan Stanley & Co., Incorporated.
          “Intercompany Debt Obligations” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries which is owed to the Issuer or any of its Wholly Owned Restricted Subsidiaries.

          “Intercreditor Agreement” means the intercreditor agreement, in the form of Exhibit E hereto, that will be entered into with respect to the Collateral if additional secured Indebtedness is issued in the future among the Issuer, the Guarantors, the Collateral Agent and the Authorized Representative for the holders and lenders of additional secured debt, as such agreement may be amended from time to time in accordance with this Indenture.
          “Interest Payment Date” means May 1 and November 1 of each year to stated maturity.
          “Investment Grade” mean (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any other Rating Agencies, in each case, without regard to outlook.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, to the extent that such items are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” shall also include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Equity Interests (or any other Investment) by the Issuer or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07, the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced.
          “Issuer” means Merge Healthcare Incorporated.
          “Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.
          “Joinder Agreement” means an agreement in form and substance substantially similar to Exhibit A to the Intercreditor Agreement, pursuant to which an additional Series of Pari Passu Obligations become a party to the Intercreditor Agreement, in accordance with the applicable terms thereof.
          “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; any option or other agreement to sell or give a security interest therein and any filing of, or agreement to file, any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).
          “Merrick” means Merrick RIS, LLC.

          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means:
     (a) with respect to any Asset Sale, means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions, any tax sharing arrangements and amounts used to repay Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
     (b) with respect to any issuance or sale of Equity Interests, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Notes” means the Initial Notes or the Exchange Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.
          “Note Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents. Note Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or of any other Person, as the case may be.
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Issuer or a Guarantor, and other counsel who is acceptable to the Trustee.
          “Pari Passu Obligations” means, collectively, Notes Obligations and each other Series of Permitted Pari Passu Obligations.
          “Pari Passu Secured Parties” means, collectively, the Collateral Agent, the Notes Secured Parties (as defined below in the definition of “Series”), any secured parties holding any other Pari Passu Obligations, and each agent and Trustee for such holders.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Businesses” means the provision of technology services to the healthcare industry businesses and related activities and services including any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Closing Date as described in this offering memorandum, including businesses engaged in by Amicas, Inc. and its Subsidiaries, and other businesses related, ancillary or complementary thereto and reasonable expansions or extensions thereof.
          “Permitted Investments” means, for any Person, Investments made on or after the Closing Date consisting of:
     (1) Investments by the Issuer, or by a Restricted Subsidiary thereof, in the Issuer or a Guarantor or in a Person, if as a result of such Investment (a) such Person becomes a Guarantor of the Issuer or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Guarantor;
     (2) Temporary Cash Investments;
     (3) an Investment that is made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to, and in compliance with, Section 4.10 hereof;
     (4) Investments existing on the Closing Date;
     (5) Investments of the Issuer or any Restricted Subsidiary in connection with Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk or foreign currency risk and not for speculative purposes;

     (6) Investments consisting of endorsements for collection or deposit in the ordinary course of business;
     (7) Investments in suppliers or customers that are received in bankruptcy, receivership or similar proceedings or as a result of foreclosure on a secured Investment in a third party received in exchange for or cancellation of an existing obligation of such supplier or customer to the Issuer or a Restricted Subsidiary or received from the compromise or resolution of litigation, arbitration or other disputes;
     (8) Investments solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;
     (9) deposits required by government agencies, public utilities or suppliers in the ordinary course of business;
     (10) prepaid expenses incurred in the ordinary course of business;
     (11) extensions of trade credit in the ordinary course of business recorded as accounts receivable;
     (12) loans or advances to employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer;
     (13) repurchases of the Notes;
     (14) any guarantee of Indebtedness permitted to be incurred pursuant to Section 4.09 hereof, other than a guarantee of Indebtedness of an Affiliate of the Issuer that is not a Restricted Subsidiary of the Issuer;
     (15) Investments acquired after the Closing Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited pursuant to Section 5.01 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
     (16) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and
     (17) Investments (other than Investments specified in clauses (1) through (16) above) in an aggregate amount, as valued at the time each such Investment is made, not to exceed 5.0% of Consolidated Net Tangible Assets at any time after the Closing Date.
          “Permitted Liens” means Liens that fit into any of the following categories:
          (1) any Liens existing on the Closing Date;
          (2) Liens on assets acquired after the Closing Date that were existing at the time of the acquisition by the Issuer or any Restricted Subsidiary thereof; provided such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets;

          (3) Liens to secure Indebtedness permitted by clause (6) of the definition of “Permitted Indebtedness” covering only the assets acquired with or financed by such Indebtedness;
          (4) Liens securing Indebtedness (including Hedging Obligations with respect thereto) in an aggregate amount not to exceed $15.0 million; provided that such Liens are pari passu with or junior to the Notes;
          (5) Liens on an entity or its assets existing at the time the entity becomes a Restricted Subsidiary or is merged with the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of its assets; provided that such Liens were in existence prior to the contemplation of such acquisition or merger and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with the Issuer;
          (6) statutory liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;
          (7) judgment Liens and other similar Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
          (8) Liens securing Intercompany Debt Obligations;
          (9) Liens for taxes, assessments or governmental charges not yet due and payable or being contested in good faith, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
          (10) Liens on foreign bank accounts in accordance with customary banking practice;
          (11) licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, minor imperfections on title, minor survey defects and other similar encumbrances on the use of any real property that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of such properties or materially interfere with their use in the operation of the business of the Issuer or any of its Restricted Subsidiaries;
          (12) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
          (13) deposits and other Liens to secure letters of credit and bank Guarantees and the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;
          (14) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
          (15) Liens to secure Hedging Obligations incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk, foreign currency risk or financial and other similar risks (including commodity risks); provided that with respect to Hedging Obligations with respect to Indebtedness such Liens do not extend to property or assets other than the property or assets securing such Indebtedness;

          (16) Liens in favor of customs and revenue authorities or freight forwarders or handlers to secure payment of custom duties incurred in the ordinary course of business;
          (17) leases, subleases or licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries;
          (18) Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;
          (19) Liens in favor of the Issuer or a Restricted Subsidiary;
          (20) Liens securing Permitted Refinancing Indebtedness; provided that (a) such Liens shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Liens arose, could secure the original Liens (plus improvements and accessions to such property or proceeds or distributions thereof) and (b) the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
          (21) Liens of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;
          (22) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
          (23) any pledge of the capital stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;
          (24) deposits made in the ordinary course of business to secure liability to insurance carriers;
          (25) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
          (26) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under this Indenture;
          (27) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
          (28) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (29) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;
          (30) Liens on capital stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by such Foreign Subsidiary or another Foreign Subsidiary that directly or indirectly owns such capital stock;
          (31) Liens upon assets of the Issuer or any Restricted Subsidiary subject to any Sale and Leaseback Transaction permitted by this Indenture; and
          (32) Liens not otherwise permitted by clauses (1) through (31) above which at any time secure Indebtedness or other obligations in an amount up to the greater of $5.0 million.
          “Permitted Pari Passu Obligations” means any obligation under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) equally and ratably secured on a first-lien basis with the Notes by Liens on the Collateral; provided that any such Lien, as of the date of incurrence of such Permitted Pari Passu Obligations, was permitted to be incurred under clause (4) of the definition of “Permitted Liens.”
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than Intercompany Debt Obligations); provided that:
          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
          (2) such Permitted Refinancing Indebtedness does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such Permitted Refinancing Indebtedness, determined as of the date of incurrence of such Permitted Refinancing Indebtedness, is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;
          (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
          (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
          “Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
          “Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that are directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date, and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture and are described in a certificate delivered to the Trustee signed by the Issuer’s Chief Financial Officer that outlines the specific actions taken and the net cost savings achieved or to be achieved from each such action.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available with respect to the Notes for reasons outside of the control of the Issuer, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.
          “Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.
          “Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Closing Date, among the Issuer, the Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
          “Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related or complementary to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on such date.
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, who shall have direct responsibility for the administration of this Indenture, or any officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment made after the Closing Date other than Permitted Investments.
          “Restricted Payment” means the Issuer or any of its Restricted Subsidiaries, directly or indirectly, does any of the following: (1) either (a) declares or pays any dividend on or makes any distribution in respect of its Equity Interests or to the direct or indirect holders of its Equity Interests in their capacity as such (other than dividends or distributions payable in its Equity Interests (other than Disqualified Stock) or to the Issuer or any of its Restricted Subsidiaries), or (b) purchases, redeems or retires for value Equity Interests of the Issuer or any of its Restricted Subsidiaries (other than Equity Interests owned by the Issuer or any of its Restricted Subsidiaries); (2) makes any principal payment on or with respect to, or redeems, repurchases, defeases or otherwise acquires or retires for value prior to its scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee or (3) makes any Restricted Investment.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Secured Credit Documents” means, collectively, (i) this Indenture and Note Guarantees, and (ii) each loan agreement, credit agreement, indenture or other agreement entered into by the Issuer after the date of this Agreement, if any, pursuant to which the Issuer or any of its Subsidiaries will incur Pari Passu Obligations.
          “Securities Act” means the Securities Act of 1933, as amended or any successor statute or statutes thereto.
          “Security Documents” means the Intercreditor Agreement, if any, the Guarantee and Collateral Agreement, and all other pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuer, a Guarantor or the Parent creating (or purporting to create) a Lien upon the Collateral as contemplated by this

Indenture or the Guarantee and Collateral Agreement, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time in accordance with its terms.
          “Secured Parties” means collectively, the Holders, the Trustee and the Collateral Agent, and each of their successors and assigns.
          “Series” means (a) with respect to the Pari Passu Secured Parties, (i) the Holders of the Notes and the Trustee (in their capacities as such, the “Notes Secured Parties”) and (ii) the Pari Passu Secured Parties that become subject to the Intercreditor Agreement after the Closing Date and that are represented by a common Authorized Representative; and (b) with respect to any Pari Passu Obligations, each of the Notes Obligations, and the Pari Passu Obligations incurred pursuant to any applicable agreement, which, in each case, pursuant to the Intercreditor Agreement or a Joinder Agreement, are to be represented under the Intercreditor Agreement by an Authorized Representative.
          “Series A Non-Voting Preferred Stock” means the 41,750 shares of Series A Preferred Stock issued in a private placement by the Issuer on or prior to the Closing Date.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means, at any date of determination, with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, but shall not include any Unrestricted Subsidiary.
          “Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
          “Subsidiary” means, with respect to any Person, any corporation or other entity more than fifty percent (50%) of whose Equity Interests having by the terms thereof, at that time, ordinary voting power to elect a majority of the directors (or comparable positions) of such entity is at the time owned by such Person directly or indirectly through Subsidiaries.
          “Subsidiary Guarantor” means any Guarantor that is a Subsidiary.
          “Temporary Cash Investments” means
          (1) investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase;
          (2) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (1) above entered into with any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital and unimpaired surplus totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody’s;

          (3) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and having one of the two highest ratings obtainable from Moody’s or S&P, in each case maturing within 365 days of purchase; and
          (4) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds’ assets in the Investments described in the preceding clauses (1) through (3).
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2013; provided, however, that if the period from the redemption date to May 1, 2013 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to May 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).
          “Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (A) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 hereof and (C) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.07 and 4.09 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and

Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding capital stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
          Section 1.02 Other Definitions

Term	Defined in Section
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Legal Defeasance”	8.02
“Note Register”	2.03
“Pari Passu Indebtedness”	4.10
“Paying Agent”	2.03
“Registrar”	2.03
Section 1.03 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes and Guarantees;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and

          “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) “will” shall be interpreted to express a command;
     (f) provisions apply to successive events and transactions;
     (g) references to sections of, or rules under, the Securities Act, Exchange Act or Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
     (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE II
THE NOTES
Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable, other than as provided in Article III.
          Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, waivers, amendments, offers to repurchase, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
Section 2.02 Execution and Authentication.
          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the Closing Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in case of any issuance of Additional Notes pursuant to Section 2.01 hereof, shall certify that such issuance is in compliance with Section 4.09 hereof.
          In authenticating the Notes of any series and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 14.05 stating that the conditions precedent, if any, provided for in the Indenture have been complied with, and an Opinion of Counsel substantially to the effect that the Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and that this Indenture and such Notes would be valid and binding obligations of the Issuer and any other obligors, enforceable against the Issuer and such obligors in accordance with their respective terms, subject to customary exceptions, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days, (ii) subject to the procedures of the Depositary, the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, and the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the authentication and delivery of such Unrestricted Global Note have been complied with, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, and an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the authentication and delivery of such Unrestricted Global Note have been complied with, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
     (i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN

AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER, OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS

EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute, the Guarantors shall execute the notation of Guarantee, and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.10, 4.14 and 9.05 hereof).

          (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
          (viii) At the option of the Holder, subject to Section 2.06(a), Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer and the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

          Every replacement Note is a contractual obligation of the Issuer and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes according to its standard procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all cancelled Notes shall be delivered to the Issuer upon request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13 CUSIP and ISIN Numbers
          The Issuer in issuing the Notes may use CUSIP numbers and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and/or ISIN numbers in notices (including notices of redemption) as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP number and ISIN numbers.

ARTICLE III
REDEMPTION
Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, subject to Applicable Procedures, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate, unless otherwise required by law. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
          The Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII or Article IX hereof.
          The notice shall identify the Notes to be redeemed and shall state:
          (a) the redemption date;
          (b) the redemption price, or if not then known the manner of calculation;

     (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (h) that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Notes; and
     (i) if in connection with a redemption pursuant to Section 3.07(b) hereof, at the Issuer’s discretion, any condition precedent to such redemption, including, but not limited to, completion of the related Equity Offering.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 10 days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
          Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
          Section 3.05 Deposit of Redemption or Purchase Price.
          Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

     If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered for purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
     Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07 Optional Redemption.
          (a) The Issuer may redeem the Notes at any time on or after May 1, 2013. The redemption price for the Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date:

If Redeemed During the	Redemption
12-month period commencing May 1,	Price
2013	105.875%
2014	100.000%
          (b) In addition, at any time prior to May 1, 2013 the Issuer may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of its Equity Interests (other than Disqualified Stock) at a redemption price of 111.75% of their principal amount, plus accrued interest and Additional Interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued (including any Additional Notes) remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Equity Interests.
          (c) At any time on or prior to May 1, 2013 the Notes may also be redeemed, in whole or in part, at the option of the Issuer, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the redemption date.
          (d) The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.

          (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
          The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE IV
COVENANTS
Section 4.01 Payment of Notes.
          The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
          The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
          The Issuer shall maintain in the Borough of Manhattan in the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03 SEC Reports and Reports to Holders.
          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders of Notes or make available to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:
          (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and
          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.
          (b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
          (c) If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.
          (d) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.
          (e) In addition, the Issuer and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (f) Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of any such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or statements delivered to the Trustee pursuant to Section 4.04).
Section 4.04 Compliance Certificate.
          (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Closing Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
          (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.
Section 4.05 Taxes.
          The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
          The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment unless, at the time and after giving effect to the proposed Restricted Payment, the following conditions are met:

     (1) no Default or Event of Default under this Indenture shall have occurred and be continuing (or would result therefrom);
     (2) at the time of and after giving effect to any proposed Restricted Payment, the Issuer would be able to incur at least $1.00 of Indebtedness under the Fixed Charge Coverage Ratio described in Section 4.09 hereto; and
     (3) such payment, along with the aggregate amount of all Restricted Payments declared or made on or after the Closing Date may not exceed the sum of
     (i) 50% of the Issuer’s total Consolidated Net Income accrued on a cumulative basis during the period from the beginning of the first fiscal quarter which begins after the Closing Date and ending on the last day of its last fiscal quarter ending prior to the date of the proposed Restricted Payment for which internal financial statements are available at the time of such Restricted Payment (or if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such loss); plus
     (ii) 100% of the aggregate Net Cash Proceeds received by the Issuer on or after the Closing Date (i) as capital contributions or (ii) from the issuance and sale of (x) Equity Interests of the Issuer to any Person or entity other than a Subsidiary of the Issuer, excluding the issuance or sale of Disqualified Stock and the Series A Non-Voting Preferred Stock or (y) any other securities of the Issuer, upon the conversion or exchange of such securities into Equity Interests of the Issuer, other than Disqualified Stock; plus
     (iii) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or repaid (whether through interest payments, principal payments, dividends or other distributions), the amount received in cash from such sale or repayment; plus
     (iv) to the extent that any Restricted Investment was made in an Unrestricted Subsidiary or other entity after the Closing Date and such Unrestricted Subsidiary or other entity is redesignated as or becomes a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Investment in such Subsidiary on the date of such redesignation and (ii) the initial amount of such Restricted Investment.
(b) The provisions of the preceding paragraph shall not prohibit the following:
     (1) the payment of any dividend, within 60 days after it was declared, if at the date it was declared, the payment would have been permitted;
     (2) the making of any Restricted Payment or the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Issuer (or Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee) by conversion into, in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, any Equity Interests of the Issuer (other than any Disqualified Stock); provided that, in each such case, the amount of any such net cash proceeds that are so utilized shall be excluded from clause (3)(ii) of the preceding paragraph and clause (5) of this paragraph (b);
     (3) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated to the Notes or any Subsidiary

Guarantee, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
     (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests to the extent such payments are made on a pro rata basis;
     (5) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer held by any current or former director, officer, employee or agent of the Issuer (or any of its Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement or other employee benefit plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; provided further, that the Issuer may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, any unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Issuer (other than Disqualified Stock) to members of management, directors or consultants of the Issuer or any of its Subsidiaries that occurs after the date of this Indenture to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(ii) of the preceding paragraph or clause (2) of this paragraph; and in addition, cancellation of Indebtedness owing to the Issuer from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;
     (6) the purchase of Equity Interests of the Issuer deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent all or a portion of the exercise price of (or taxes in respect of the exercise of) such options or warrants;
     (7) cash payments in lieu of the issuance of fractional shares;
     (8) the distribution, by dividend or otherwise, of Equity Interests in any Unrestricted Subsidiary;
     (9) so long as no Default or Event of Default has occurred and is continuing, within 120 days after completion of any offer to repurchase Notes pursuant to Sections 4.10 and 4.14 hereto (including the purchase of all Notes tendered), any purchase or redemption of any subordinated Indebtedness or any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee, in each case, that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale or such Change of Control; and
     (10) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), any Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (10) on or after the Closing Date, does not exceed $10.0 million.
          (c) In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with paragraph (a)(3) above, amounts expended pursuant to clauses (1), (5), and (10) of paragraph (b) above shall be included in such calculation. If a Restricted Payment is not made in cash, its value, if in excess of $5.0 million, must be determined by the Issuer’s Board of Directors as evidenced by a resolution of the Board of Directors.
Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or agree to any encumbrance or restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Equity Interests to the Issuer or any of the Issuer’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of the Issuer’s Restricted Subsidiaries; or (2) make loans or advances to the Issuer or any of the Issuer’s Restricted Subsidiaries.
          (b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
     (1) those in existence on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any amendments, modifications, restatements, supplements, extensions, increases, refinancings, renewals, refundings or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, supplements, extensions, increases, refinancings, renewals, refundings or replacements are not materially less favorable, taken as a whole (as determined by the Issuer in good faith), to the Holders than those encumbrances or restrictions that are then in effect and that are being amended, modified, restated, supplemented, extended, increased, refinanced, renewed, refunded or replaced;
     (2) this Indenture, the Notes, the Note Guarantees and the other Security Documents;
     (3) applicable law, rules, regulations or orders;
     (4) any agreement or instrument (including Acquired Indebtedness) applicable to or binding on a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of such acquired Person’s Indebtedness, such Indebtedness was permitted to be incurred by the terms of this Indenture and the Notes, and any amendments, modifications, restatements, supplements, extensions, increases, refinancings, renewals, refundings or replacements of such agreements, provided further that the encumbrances and restrictions in any such amendments, modifications, restatements, supplements, extensions, increases, refinancings, renewals, refundings or replacements are not materially less favorable, taken as a whole (as determined by the Issuer in good faith), to the Holders than those encumbrances or restrictions that are then in effect and that are being amended, modified, restated, supplemented, extended, increased, refinanced, renewed, refunded or replaced;
          (5) restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or distributions resulting from the operation of payment defaults and reasonable financial covenants (as determined in good faith by the Issuer) contained in documents governing Indebtedness of Foreign Restricted Subsidiaries permitted to be incurred under Section 4.09 hereof, provided that, such Indebtedness does not exceed $50.0 million in the aggregate at any time outstanding;
          (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;
          (7) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into in the ordinary course of business or with the approval of the Issuer’s Board of Directors;
          (8) restrictions on cash or other deposits or net worth under contracts entered into in the ordinary course of business;
          (9) encumbrances and restrictions in Indebtedness refinancing other Indebtedness provided that the encumbrances and restrictions contained in the new Indebtedness are not materially less favorable, taken as a whole (as determined by the Issuer in good faith), to the Holders, than those contained in the Indebtedness being refinanced;
          (10) encumbrances on and agreements or instruments relating to any property, asset or business acquired by the Issuer or a Restricted Subsidiary as in effect at the time of such acquisition, which encumbrances or restrictions are not applicable to any other properties, assets or businesses of the Issuer or its Restricted Subsidiaries and were not incurred in contemplation of such acquisition;
          (11) customary restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business;
          (12) any restriction contained in mortgages, pledges or other agreements securing Indebtedness of the Issuer or any Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such mortgages, pledges or other security agreements;
          (13) restrictions imposed by an agreement to sell or otherwise dispose of assets or Equity Interests to any person pending the closing of such sale or other disposition; and
          (14) customary non-assignment provisions and restrictions on sub-letting contained in contracts, leases or licenses entered into in the ordinary course of business.
          (c) Nothing contained in this Section 4.08 shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in

Section 4.12 hereof or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.
Section 4.09 Limitation on Indebtedness.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or Guarantee the payment of any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock to any Person other than the Issuer or its Wholly Owned Restricted Subsidiaries unless, after giving effect to the transaction, its Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the transaction for which internal financial statements are available immediately preceding the date of such transaction, taken as a single period, is 2.0 to 1 or greater, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or the Disqualified Stock (or the preferred stock, if applicable) had been issued, as the case may be, at the beginning of such four-quarter period.
          (b) The preceding paragraph (a) of this Section 4.09 hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):
(1) Indebtedness under Credit Facilities outstanding at any time in an aggregate principal amount not to exceed $15.0 million;
(2) additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $10.0 million;
(3) Indebtedness of the Issuer or any of its Restricted Subsidiaries outstanding on the Closing Date;
(4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than Intercompany Debt Obligations) that was permitted by this Indenture to be incurred under paragraph (a) of this Section 4.09 or clauses (3), (4) or (7) of this paragraph (b);
(5) Intercompany Debt Obligations between or among the Issuer and any of its Wholly Owned Restricted Subsidiaries; provided that any Intercompany Debt Obligations of the Issuer incurred after the Closing Date other than in connection with Refinancing Indebtedness must be evidenced by an intercompany note; provided further that (i) any subsequent issuance or transfer of any Equity Interests that results in such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary shall each be deemed to be an incurrence of Indebtedness by the obligor if and to the extent that it is the Issuer or a continuing Restricted Subsidiary of the Issuer;
(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries,

in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (6), not to exceed $10.0 million;
(7) Indebtedness under (a) the Notes and the Note Guarantees issued on the Closing Date and (b) the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;
(8) Indebtedness represented by Guarantees by the Issuer or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred;
(9) Hedging Obligations incurred by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(10) Indebtedness of the Issuer or any Restricted Subsidiary consisting of Guarantees, indemnities, or obligations in respect of purchase price adjustments, earnout or similar obligations, in connection with the acquisition or disposition of assets (other than Guarantees of Indebtedness by any Person acquiring such assets for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Issuer in connection with such disposition;
(11) Indebtedness of the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business;
(12) Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect to performance bonds, bankers’ acceptances, workers compensation claims, surety or appeal bonds payment obligations in connection with self-insurance or similar obligations;
(13) Indebtedness of the Issuer or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is promptly extinguished; and
(14) Indebtedness of Foreign Restricted Subsidiaries so long as the aggregate principal amount outstanding shall not exceed $5.0 million (or the currency equivalent thereof).
          (c) For purposes of determining compliance with this Section 4.09 if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or may be incurred under the Fixed Charge Coverage Ratio, the Issuer may classify (and from time to time may reclassify) the Indebtedness in its sole discretion.
          (d) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies between the dates such non-dollar Indebtedness was incurred and the measurement date for purposes of this provision.
          (e) The Issuer will not incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, by virtue of being secured by different collateral or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
Section 4.10 Asset Sales.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:
     (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and, if the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of is greater than $10.0 million, the Asset Sale is approved by the Issuer’s Board of Directors; and
     (2) at least 75% of the consideration received consists of:
     (A) cash or Temporary Cash Investments, or
     (B) Designated Non-Cash Consideration received by the Issuer or any Guarantor in such Asset Sale having an aggregate Fair Market Value (when taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B)) that does not exceed 10% of the total assets of the Issuer and the Guarantors, on a consolidated basis, at the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time it was received and without giving effect to subsequent changes in value.
     For purposes of this provision, any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary that are converted by the Issuer or such Restricted Subsidiary into cash within 30 days after receipt (to the extent of the cash received in such conversion) shall be deemed to be cash.
          (b) Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,
     (1) to repay Indebtedness under any Credit Facility of the Issuer or any Restricted Subsidiary, in each case owing to a Person other than the Issuer or any Affiliate of the Issuer; or
     (2) to invest (or enter into a definitive agreement committing to invest) in Replacement Assets or capital expenditures (provided that if any such commitment terminates for any reason, the Issuer shall, within 45 days after such termination, apply such Net Cash Proceeds in accordance with the provisions of this or the following paragraph, unless a replacement commitment has been entered into within such 45 day period); or
     (3) to make one or more offers to the Holders of the Notes (and, at the option of the Issuer, the holders of Pari Passu Indebtedness) to purchase Notes (and such other Pari Passu Indebtedness) pursuant to and subject to the conditions applicable to an Asset Sale Offer described below; or

     (4) to acquire (or enter into a definitive commitment to acquire) all or substantially all of the assets of, or any capital stock of another Permitted Business, if, after giving effect to such acquisition of capital stock, the Permitted Business is or becomes a Restricted Subsidiary (provided that if any such commitment terminates for any reason, the Issuer shall, within 45 days after such termination, apply such Net Cash Proceeds in accordance with the provisions of this or the following paragraph, unless a replacement commitment has been entered into within such 45 day period); or
     (5) any combination of the foregoing;
          (c) Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Asset Sale Offer pursuant to this Section 4.10 totals at least $20.0 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an offer to purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date (the “Asset Sale Offer Amount”), at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date (an “Asset Sale Offer”). Pending the final application of any such Net Cash Proceeds, the Issuer or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture. If any Excess Proceeds remain after the consummation of any Asset Sale Offer, the Issuer may use such Excess Proceeds for any other purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will reset to zero. On or before the date specified above, the Issuer shall send notice of such Asset Sale Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:
     (1) that an Asset Sale Offer is being made pursuant to this Section 4.10;
     (2) the Asset Sale Offer Amount, the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Asset Sale Offer Payment Date”);
     (3) that any Note not properly tendered or accepted for payment will remain outstanding and continue to accrue interest;
     (4) that unless the Issuer defaults in such payment, any Note (or portion thereof) accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on the Asset Sale Offer Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;
     (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Asset Sale Offer notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (7) that, if the aggregate amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness required to be repaid or prepaid and/or surrendered by holders thereof exceeds the Asset Sale Offer Amount, the Trustee shall select the Notes and other Pari Passu Indebtedness to be purchased, repaid or prepaid on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
     (8) the other instructions, as determined by the Issuer, consistent with this Section 4.10, that a Holder must follow.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.
          (d) On the Asset Sale Offer Purchase Date, the Company shall, to the extent lawful, accept for payment on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and other Pari Passu Indebtedness (or portions thereof) properly tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been properly tendered, all Notes and such other Pari Passu Indebtedness properly tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuer in accordance with the terms of this Section 4.10. The Issuer or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Asset Sale Offer Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the respective Holder thereof.
          (e) Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
          (f) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
Section 4.11 Transactions with Affiliates of the Issuer.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Issuer involving aggregate payments or consideration in excess of $1.0 million unless the following conditions are met:

     (1) the transaction or series of transactions must be on terms which are as favorable to the Issuer or the Restricted Subsidiary, taken as a whole, as would be available in a comparable transaction with an unrelated third party;
     (2) if the transaction or series of transactions involves aggregate payments of $10.0 million or more, then the transaction or series of transactions must be approved by the Issuer’s Board of Directors, including the approval of a majority of directors who are not Affiliates of the Issuer in connection with the transaction or transactions being approved; and
     (3) if the transaction or series of transactions involves aggregate payments of $15.0 million or more, then the Issuer must deliver to the Trustee an opinion as to the fairness from a financial point of view to the Issuer and its Subsidiaries, taken as a whole, of such transaction or series of transactions issued by an accounting, appraisal or investment banking firm of national standing appointed by the Issuer.
     (b) However, this Section 4.11 does not apply to:
     (1) any employment or compensation agreement (whether based in cash or securities), stock option plan, stock ownership plan or employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (2) loans and advances to employees of the Issuer or any Subsidiary in the ordinary course of business not otherwise prohibited pursuant to the terms of the Notes;
     (3) Restricted Payments that are permitted by the terms of the Notes described under Section 4.07 hereto or Permitted Investments;
     (4) issuances of Equity Interests (other than Disqualified Stock) of the Issuer by the Issuer and the granting or performance of registration rights;
     (5) any transaction between or among the Issuer and one or more Restricted Subsidiaries of the Issuer or among one or more Restricted Subsidiaries of the Issuer;
     (6) if such transaction is with any Person solely in its capacity as a holder of Indebtedness or Equity Interests of the Issuer or any of its Restricted Subsidiaries, if such person is treated no more favorably than any other holder of Indebtedness or Equity Interest of the Issuer; provided such Person owns less than 10% of such Indebtedness or Equity Interests;
     (7) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;
     (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that do not, directly or indirectly, own Equity Interests in the Issuer and in which the Issuer does not, directly or indirectly, own Equity Interests, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture and which are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction with a person that is not an Affiliate of the Issuer;

     (9) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or any of the Issuer’s Restricted Subsidiaries; provided that such agreement was not entered into contemplation of such acquisition or merger; and
     (10) any agreement as in effect on the Closing Date or any amendment thereto so long as the amendment is not materially more disadvantageous to the Holders, taken as a whole, than the agreement existing on Closing Date (as determined in good faith by the Issuer).
Section 4.12 Liens.
          The Issuer will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of their assets now owned or hereafter acquired, except for Permitted Liens.
Section 4.13 Corporate Existence.
          Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.
Section 4.14 Offer to Repurchase Upon Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 20 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:
     (1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

     (4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000; and
     (8) the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.
          (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

          (c) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereto unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (d) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
Section 4.15 Limitation on Guarantees by Restricted Subsidiaries; Additional Note Guarantees.
          (a) The Issuer will not permit any Restricted Subsidiary that is a Domestic Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Issuer, unless, in any such case:
(1) within 30 days thereafter, such Domestic Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, substantially in the form of Exhibit D to this Indenture, providing a Note Guarantee of payment of the Notes by such Domestic Restricted Subsidiary if not previously delivered; and
(2) if such assumption, guarantee or other liability of such Domestic Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Domestic Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions that are substantially the same as those contained in the instrument pursuant to which such subordinated Indebtedness is issued.
In addition, if the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary on or after the date of this Indenture, then that newly acquired or created Domestic Restricted Subsidiary must within 30 days of the date of such acquisition or creation (i) become a Guarantor, execute a supplemental indenture to this Indenture, substantially in the form of Exhibit D to this Indenture and (ii) execute and deliver a joinder or supplement to the Guarantee and Collateral Agreement in accordance with the terms thereof.
          (b) Notwithstanding the foregoing, any such Note Guarantee by a Domestic Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:
(1) the unconditional release of such Domestic Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered pursuant to the preceding paragraph; or
(2) any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Issuer of the Issuer’s Equity Interests, such that immediately after giving effect to such transaction, such Domestic Restricted Subsidiary would no longer constitute a Subsidiary of the Issuer, or any sale or other disposition of all or substantially all of the assets of, such Domestic Restricted Subsidiary; provided that: (a) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of this Indenture; and (b) such assumption, guarantee or other liability of such Domestic Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.
Section 4.16 Limitation on Sale-Leaseback Transactions
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer and any Restricted Subsidiary may enter into a sale and leaseback transaction if:
(i) the Issuer or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the first paragraph of Section 4.09 hereto and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereto;
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction; and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.10;
(b) The foregoing restriction does not apply to any sale-leaseback transaction if:
(i) the lease is for a period, including renewal rights, of not in excess of three years; or
(ii) the transaction is solely between the Issuer and one or more Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; or
(iii) the property that is the subject of the sale leaseback transaction is the Hartland Property.
Section 4.17 Limitation on Business Activities
          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.
Section 4.18 Payments for Consent
          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend such terms and provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19 Further Assurances
          Each of the Issuer and the Guarantors shall at its own expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Collateral Agent may reasonably request, in order to perfect any security interest granted or purported to be granted thereby or to enable the Collateral Agent to exercise and enforce its rights and remedies under such Security Documents with respect to any of the Collateral. Under the terms of the Guarantee and Collateral Agreement, each of the Issuer and the Guarantors authorizes the filing by the Collateral Agent of financing or continuation statements, or amendments, and the Issuer and the Guarantors will execute and deliver to the Collateral Agent such other instruments or notices, as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted under the Guarantee and Collateral Agreement.
Section 4.20 Information Regarding Collateral
          (a) The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any Guarantor, prompt written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. The Issuer and the Guarantors shall agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Issuer also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.
          (b) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.
Section 4.21 Impairment of Security Interest
          Subject to the rights of the holders of Permitted Liens, the Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral, except as expressly permitted by the terms of this Indenture or the Security Documents. The Issuers shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as permitted by Article IX or XII hereof or the Security Documents.
ARTICLE V
SUCCESSORS
Section 5.01 Consolidation, Merger and Sale of Assets.
          (a) The Issuer shall not consolidate or merge with or into any other entity, or sell, lease or convey all or substantially all of its assets, to any other entity in any one or more transactions unless the following conditions are met:

     (1) the resulting, surviving or transferee Person (the “Surviving Entity”) is organized under the laws of the United States of America or any state thereof or the District of Columbia, and the Surviving Entity (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer’s obligations under the Notes and this Indenture;
     (2) immediately after giving effect to the transaction (and treating any Indebtedness which becomes an obligation of the Surviving Entity or any Restricted Subsidiary as a result of such transaction as having been incurred by such Surviving Entity or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default under this Indenture shall have occurred and be continuing;
     (3) immediately after giving effect to the transaction (and treating any Indebtedness which becomes an obligation of the Surviving Entity or any Restricted Subsidiary as a result of such transaction as having been incurred by such Surviving Entity or such Restricted Subsidiary at the time of such transaction), either (a) the Surviving Entity would be able to incur at least $1.00 of Indebtedness under the Fixed Charge Coverage Ratio described in Section 4.09 hereto, determined on a pro forma basis as if such transaction had occurred at the beginning of the immediately preceding four-quarter period; or (b) the Fixed Charge Coverage Ratio for the Surviving Entity, determined on a pro forma basis (including Pro Forma Cost Savings) as if such transaction had occurred at the beginning of the immediately preceding four-quarter period, would be greater than the actual Fixed Charge Coverage Ratio for the Issuer for the most recently completed four-quarter period prior to the transaction; and
     (4) the Issuer must deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, in each stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.
          (b) If the Issuer is not the Surviving Entity and the transaction meets the above conditions, the Surviving Entity will be substituted for the Issuer and after that the Issuer will no longer have any obligations under this Indenture or the Notes except in the case of a conveyance, transfer or lease to an Affiliate of the Issuer or a lease of substantially all of the assets of the Issuer.
          (c) Notwithstanding the foregoing, if the Issuer effects a consolidation, merger or sale, conveyance, assignment, transfer, lease or other disposition of substantially all of its assets, the condition set forth in clause (3) of paragraph (a) above shall not apply to a transaction involving a Surviving Entity which is otherwise subject to the foregoing provisions if: (A) the consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets is between or among the Issuer and its Restricted Subsidiaries; or (B) the merger was affected solely in connection with a reincorporation of the Issuer.
Section 5.02 Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Additional Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     (a) Each of the following is an “Event of Default”:
     (1) default in the payment of any installment of interest on any Notes for 30 days after becoming due;
     (2) default in the payment of the principal of (or premium, if any, on) any Notes when due;
     (3) default in the performance of any other covenant contained in the terms of the Notes or this Indenture for a period of 60 days (or 90 days in the case of a failure to comply with the reporting obligations under Section 4.03 hereto) after written notice of such failure, requiring the Issuer to remedy the same, shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of 25% in aggregate principal amount of the Notes then-outstanding;
     (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;
     (5) one or more judgments, orders or decrees for the payment of money in excess of $10.0 million, either individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiaries and shall not be discharged, paid, stayed, subject to a negotiated settlement or subject to insurance, there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (6) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
     (7) the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;
     (8) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or the failure by the Issuer to make or consummate an Asset Sale Offer in accordance with Section 4.10 hereto or a Change of Control Offer in accordance with Section 4.14 hereto;
     (9) (A) any security interest created by any Security Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Security Documents) or (B) the breach or repudiation by the Issuer or any of its Restricted Subsidiaries of any of their obligations under any Collateral Document; provided that, in the case of clauses (A) and (B), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $10.0 million not being subject to a valid, perfected security interest and does not result from any unauthorized action or inaction by the Collateral Agent; or
     (10) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.
Section 6.02 Acceleration.
          If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 that occurs with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then-outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Notes then-outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Guarantees or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
          The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past Defaults or Events of Default and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
          The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
Section 6.06 Limitation on Suits.
          No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holder or Holders have offered the Trustee indemnity satisfactory against any costs, liability or expense;
     (4) the Trustee does not comply with such request within 60 days after the receipt thereof and the offer of indemnity; and

     (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
          However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
Section 6.07  Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08  Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or Guarantors for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and Guarantees and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09  Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10  Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11  Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12  Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
Section 6.13  Priorities.
          If either the Trustee or the Collateral Agent collects any money pursuant to this Article VI or Article XII, as applicable, or if proceeds are received by the Collateral Agent if any Collateral is sold or otherwise realized upon by the Collateral Agent in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Agent in the Security Documents, in any such case, or after an Event of Default any money or other property distributable in respect of the Issuer’s or any other obligor’s obligations under this Indenture, it shall pay out the money in the following order:
     (i) ratably to the Trustee, the Collateral Agent and their respective agents and attorneys for amounts due under Sections 7.07 and 12.12 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and Collateral Agent and the costs and expenses of collection;
     (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, respectively; and
     (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.
Section 6.14  Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
Section 7.01  Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officer’s Certificate, Opinion of Counsel, resolution of the Board of Directors, or other certificate or statement delivered to the Trustee pursuant to the terms of this Indenture. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit)

irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to each Agent, and each agent, custodian and other Person employed to act hereunder.
          (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
          (k) The Trustee may request that the Issuer and any Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined by the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as provided in the Trust Indenture Act. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Note Obligations. The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.
Section 7.05 Notice of Defaults.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06  Reports by Trustee to Holders of the Notes.
          Within 60 days after each March 15, beginning with the March 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(1) and 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07  Compensation and Indemnity.
          The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its rights, powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          Notwithstanding the provisions of Section 4.12 hereof, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08  Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09  Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11  Preferential Collection of Claims Against Issuer.
          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
Section 8.02  Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to the Security Documents, the Intercreditor Agreement and all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), the Security Documents and the Intercreditor Agreement, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
     (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
     (d) this Article VIII.
          Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03  Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under Sections 4.03, 4.04 and 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and clauses (2), (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and 6.01(8), 6.01(9) and 6.01(10) hereof shall not constitute Events of Default.
Section 8.04  Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that,

     (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
     (6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and
     (7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05  Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06  Repayment to Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07  Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01  Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and, in the case of the Security Documents, the Collateral Agent, may amend or supplement this Indenture, any Security Document and any Guarantee or Notes or the Intercreditor Agreement without the consent of any Holder in order to:
     (1) cure any ambiguity, defect, mistake or inconsistency in this Indenture;
     (2) comply with the provisions described under Section 5.01 or Section 4.15 hereto;

     (3) comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;
     (4) evidence and provide for the acceptance of appointment by a successor Trustee;
     (5) make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder;
     (6) enter into additional or supplemental Security Documents;
     (7) make, complete or confirm any Note Guarantee or any grant of Collateral permitted or required by this Indenture or any of the Security Documents or release Collateral in accordance with the terms of this Indenture and the Security Documents;
     (8) provide for uncertificated Notes in addition to or in replacement of certificated Notes;
     (9) evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer of such Guarantor to this Indenture, the Guarantees and the Security Documents and in the Notes;
     (10) add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power conferred upon the Issuer;
     (11) to add additional Events of Default;
     (12) to provide for or confirm the issuance of additional Notes in accordance with the terms of this Indenture;
     (13) add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with the terms of this Indenture; or
     (14) conform the text of this Indenture, the Notes, the Guarantees or the Security Documents to any provision of this Description of Notes.
          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.
Section 9.02  With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee and, in the case of the Security Documents, the Collateral Agent, may amend or supplement this

Indenture, the Intercreditor Agreement, any Security Document, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture (other than Section 12.03(a)(4)), the Intercreditor Agreement, any Security Document, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;
     (2) reduce the principal amount of, or premium, if any, or interest on, any Note;
     (3) change the optional redemption dates or optional redemption prices of the Notes from that stated under Section 3.07;
     (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;
     (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

     (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes; or
     (7) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.
          Without the consent of Holders of two-thirds in aggregate principal amount of the Notes then-outstanding, an amendment, supplement or waiver may not modify any Collateral Document relating to the Notes or the provisions of this Indenture dealing with the Security Documents that has the effect of releasing all or substantially all of the Collateral, except as otherwise permitted by this Indenture or the Security Documents.
Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
ARTICLE X
GUARANTEES
Section 10.01 Guarantee.
          Subject to the terms and provisions set forth in the Guarantee and Collateral Agreement, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, the prompt payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Issuer’s Obligations.
Section 10.02 Execution and Delivery.
          To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit A shall be executed on behalf of such Guarantor by manual or facsimile signature by its President, one of its Vice Presidents or one of its Assistant Vice Presidents on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.
          Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          If an Officer whose signature is on this Indenture or on a notation of such Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, such Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
          If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article X, to the extent applicable.

Section 10.03 Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
Section 10.04 Release of Guarantees.
          A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:
          (1)(A) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10;
          (B) in connection with any sale or other disposition of the capital stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10;
          (C) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
          (D) upon legal defeasance or satisfaction and discharge of this Indenture as provided in Article VIII and Article XI hereto; and
          (2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with. Upon delivery of such Officer’s Certificate and Opinion of Counsel, the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Guarantor from its obligations under its Guarantee.
ARTICLE XI
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:
          (1) either:
          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

          (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;
          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant on any lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
          (3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
          (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
          In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.
Section 11.02 Application of Trust Money.
          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII
SECURITY
Section 12.01  Collateral and Security Documents.
          The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure such Issuer’s and Guarantors’ Obligations, subject to the terms of the Guarantee and Collateral Agreement. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act shall control. The Issuer shall deliver to the Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause the Subsidiaries to, use their commercially reasonable efforts to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Guarantee and Collateral Agreement), in favor of the Collateral Agent for the benefit of the Secured Parties. The Issuer shall, and shall cause its Subsidiaries to, and each such Subsidiary shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest with the priority set forth in the Security Documents and subject only to Permitted Liens.
Section 12.02 Recordings and Opinions.
          (a) To the extent applicable, the Issuer shall cause Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Lien of the Security Documents and Trust Indenture Act Section 314(b), to be complied with.
          (b) Any release of Collateral permitted by Section 12.03 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof. Any certificate or opinion required by Trust Indenture Act Section 314(d) shall be made by an Officer or legal counsel, as applicable, of the Issuer except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.
          (c) Notwithstanding anything to the contrary in this Section 12.02, the Issuer shall not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it reasonably determines that under the terms of Trust Indenture Act Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to any release or series of releases of the Collateral. Without limiting the generality of the foregoing, the Issuer and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Secured Parties, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 4.10 hereof; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Issuer’s or the Guarantors’ businesses.
Section 12.03 Release of Collateral.
     (a) Subject to Sections 12.02(b) and 12.04 hereof, the Lien and security interest created by the Security Documents will be released:
     (1) as to any Collateral sold, exchanged or otherwise disposed by the Issuer or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of a Guarantor) to any Person that is not (either before or after such sale, exchange or disposition) the Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that is not prohibited by Section 4.10 hereof;
     (2) as to Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer conducted in accordance with the terms of this Indenture;
     (3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, as to the property and assets of such Guarantor;
     (4) with the consent of Holders of two-thirds in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes);
     (5) pursuant to an amendment or waiver in accordance with Article IX of this Indenture; or

     (6) in whole, if the Notes have been discharged or defeased pursuant to Article VIII or XI of this Indenture.
     (b) Upon receipt of an Officer’s Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents (and Trust Indenture Act Section 314(d)), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.
Section 12.04 Certificates of the Trustee.
          In the event that the Issuer wishes to release Collateral in accordance with this Indenture and the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Issuer has delivered the certificates and documents required by the Security Documents and Section 12.03 hereof, if Trust Indenture Act Section 314(d) is applicable to such release (the applicability of which will be established to the reasonable satisfaction of the Trustee), the Trustee shall determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release (which determination may be based upon the Opinion of Counsel hereafter described) and, based on an Opinion of Counsel pursuant to this Section 12.04, shall deliver a certificate to the Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein), its sole duty being to certify its receipt of such documents which, on their face (and assuming that they are what they purport to be), conform to Section 314(d) of the Trust Indenture Act.
Section 12.05 Suits to Protect the Collateral.
          Subject to the provisions of Article VII hereof and the Security Documents, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (1) enforce any of the terms of the Security Documents; and
     (2) collect and receive any and all amounts payable in respect of the obligations hereunder.
          Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 12.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee.
Section 12.06 Authorization of Receipt of Funds by the Trustee Under the Security Documents.
          Subject to the provisions of the Guarantee and Collateral Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 12.07 Purchase Protected.
          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.
Section 12.08 Powers Exercisable by Receiver or Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 12.09 Release Upon Termination of the Issuer’s Obligations.
          In the event that the Issuer delivers to the Trustee, in form and substance reasonably acceptable to it, an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuer shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article VIII, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as requested by the Issuer as soon as reasonably practicable.
Section 12.10 Collateral Agent.
     (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints The Bank of New York Mellon Trust Company, N.A., as its agent under this Indenture and the Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes The Bank of New York Mellon Trust Company, N.A. to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.10. The provisions of this Section 12.10 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor the Issuer or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in this Section 12.10 and in Section 12.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the Uniform Commercial Code. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture and the Security Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
     (b) The Collateral Agent may execute any of its duties under this Indenture or the Security Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.
     (c) None of the Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this or any other Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture or the Security Documents, or for any failure of the Issuer or any Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture or the Security Documents or to inspect the properties, books or records of the Issuer or any Guarantor.
          (d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture or the Security Documents unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture or the Security Documents in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
          (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 12.10); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
          (f) The Bank of New York Mellon Trust Company, N.A. and its Affiliates (and any successor Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Issuer and the Guarantors as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, The Bank of New York Mellon or its Affiliates (and any successor Collateral Agent and its Affiliates) may receive information regarding the Issuer and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Issuer and the Guarantors) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of The Bank of New York Mellon Trust Company, N.A. (or any successor Collateral Agent) to advance funds.
          (g) The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Collateral Agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the

Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition at the expense of the Issuer a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.10 (and Section 12.12) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
     (h) The institution acting as the Trustee shall initially act as Collateral Agent, and the Trustee shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
     (i) The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.
     (j) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Issuer and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Notes Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.
     (k) The Trustee and the Collateral Agent are each Holder’s agents for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article IX of the Uniform Commercial Code, can be perfected only by possession or control. Should the Trustee obtain possession or control of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof, and shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
          (l) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral, and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing. The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Note Obligations. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.
          (m) No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (n) The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
Section 12.11 Compensation and Indemnification.
          The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent).

Section 12.12 Guarantee and Collateral Agreement and Other Security Documents.
          The Collateral Agent is hereby directed and authorized to execute and deliver the Guarantee and Collateral Agreement and any other Security Document in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Collateral Agent is not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Security Document, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
ARTICLE XIII
RANKING OF NOTE LIENS
Section 13.01 Relative Rights.
     Nothing in this Indenture or the Guarantee and Collateral Agreement will:
     (a) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on such Notes in accordance with their terms or to perform any other obligation of the Issuer or any Guarantor under this Indenture, the Notes, the Guarantees and any Security Documents;
     (b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Guarantee and Collateral Agreement;
     (c) prevent the Trustee or any Holder from exercising against the Issuer or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Guarantee and Collateral); or
     (d) restrict the right of the Trustee or any Holder:
     (1) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Issuer or any Guarantor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against the Issuer or any Guarantor;
     (2) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;
     (3) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;
     (4) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceeding and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article XIII;

     (5) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;
     (6) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceeding; or
     (7) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose:
     (i) as if it were a holder of unsecured claims; or
     (ii) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case set forth in this clause (vii) except as set forth in the Guarantee and Collateral Agreement).
ARTICLE XIV
MISCELLANEOUS
Section 14.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
Section 14.02 Notices.
          Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
          If to the Issuer and/or any Guarantor:
c/o Merge Healthcare Incorporated
6737 West Washington Street
Milwaukee, Wisconsin 53214-5650
Attention: General Counsel
Telephone No.: 414.977.4067
Fax No.: (414) 977-4202
E-mail: amayberryfrench@merge.com
with a copy to:
McDermott Will & Emery LLP
227 W. Monroe St., Suite 4400
Chicago, IL 60606
Attention: Mark A. Harris and Michael L. Boykins
Telephone No.: (312) 984.2121; (312) 984.7599
Fax No.: (312) 984.7700
E-mail: mharris@mwe.com; mboykins@mwe.com

If to the Trustee or the Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust
Telephone: (312) 827-8639
Telecopy: (312) 827-8542
Email: yolanda.ash@bnymellon.com
with a copy to:
Drinker Biddle & Reath LLP
191 North Wacker Drive, Suite 3700
Chicago, Illinois 60606
Attention: Steven M. Wagner
Telephone: (312) 569-1216
Telecopy: (312) 569-3216
Email: steven.wagner@dbr.com
          The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon only actual receipt thereof.
          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that any notices or communications to the Trustee shall be deemed effective only upon actual receipt thereof.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 14.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
     (a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 14.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 14.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.08 Governing Law.
          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 14.09 Waiver of Jury Trial.
          EACH OF THE ISSUER, THE GUARANTORS, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 14.10 Force Majeure.
          In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 14.11 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 14.12 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.03 hereof.
Section 14.13 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 14.14 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 14.15 Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.16 Qualification of Indenture.
          The Issuer and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
[Signatures on following page]

Merge Healthcare Incorporated
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

GUARANTORS:

Merge Asset Management Corp.
Merge CAD Inc.
Merge eClincial Inc.
Merge eMed, Inc.
Cedara Software (USA) Limited
AMICAS, Inc.
Requisite Software Inc.
Emageon Inc.
Amicas PACS, Corp.
Camtronics Medical Systems, Ltd.
Ultravisual Medical Systems Corporation

By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

Confirma Europe LLC

By:	Merge CAD Inc., its sole Manager

By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

Signature Page to Senior Secured Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Yolanda Ash
	Name:	Yolanda Ash
	Title:	Associate

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:	/s/ Yolanda Ash
	Name:	Yolanda Ash
	Title:	Associate

Signature Page to Senior Secured Indenture

EXHIBIT A
[Face of Note]
          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER, OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
          AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

CUSIP [                ]
ISIN [                 ]1
[[RULE 144A][REGULATION S] GLOBAL NOTE
11.75% Senior Secured Notes due 2015

No. ___	[$ ]
MERGE HEALTHCARE INCORPORATED
promises to pay to CEDE & CO. or registered assigns, the principal sum of                                          United States Dollars on May 1, 2015.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15

[1]	Rule 144A Note CUSIP:

Rule 144A Note ISIN:

Regulation S Note CUSIP:

Regulation S Note ISIN:

Exchange Note CUSIP:

Exchange Note ISIN:

          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: April [•], 2010

MERGE HEALTHCARE INCORPORATED
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[Back of Note]
11.75% Senior Secured Notes due 2015
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. Merge Healthcare Incorporated, a Delaware corporation, promises to pay interest on the principal amount of this Note at 11.75% per annum from April [• ], 20102 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 1, 20102. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of April 28, 2010 (the “Indenture”), among Merge Healthcare Incorporated, the Guarantors named therein, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 11.75% Senior Secured Notes due 2015. The Issuer shall be entitled to issue Additional

[2]	With respect to the Initial Notes.

Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          5. OPTIONAL REDEMPTION.
          (a) Except as described below under clauses 5(b) and 5(c) hereof, the Notes will not be redeemable at the Issuer’s option before May 1, 2013.
          (b) At any time prior to May 1, 2013, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
          (c) Until May 1, 2013, the Issuer may, at its option, redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of its Equity Interests (other than Disqualified Stock) at a redemption price of 111.75% of their principal amount, plus accrued interest and Additional Interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued (including any Additional Notes) remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Equity Interests.
          (d) On and after May 1, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2013	105.875%
2014 and thereafter	100.000%
          (e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.
          6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a

Redemption Date if the notice is issued in connection with Article VIII or Article IX of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date and deposit of the redemption price with the Paying Agent interest ceases to accrue on Notes or portions thereof called for redemption.
          8. OFFERS TO REPURCHASE.
          (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
          (b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, and, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Asset Sale Offer pursuant to this covenant totals at least $20.0 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Asset Sale Offer from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. Pending the final application of any such Net Cash Proceeds, the Issuer or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the terms of the Indenture. If any Excess Proceeds remain after the consummation of any Asset Sale Offer, the Issuer may use such Excess Proceeds for any other purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will reset to zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date in accordance with Section 4.10 of the Indenture and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
          13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          15. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 28, 2010, among Merge Healthcare Incorporated, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
          16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
          17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and ISIN numbers in notices (including notices of redemption) as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.
          18. GUARANTEE. The Issuer’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

          19. COLLATERAL. The Notes and any Guarantee by a Guarantor are secured by a security interest in the Collateral under certain Security Documents.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
c/o Merge Healthcare Incorporated
6737 West Washington Street
Milwaukee, Wisconsin 53214-5650
Attention: General Counsel
Fax No.: (414) 977-4202

ASSIGNMENT FORM
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
          (Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.10                 ☐ Section 4.14
          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on
the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
of
	Amount of	Amount of increase	this Global Note	Signature of
	decrease	in Principal	following such	authorized officer
Date of	in Principal	Amount of this	decrease or	of Trustee or
Exchange	Amount	Global Note	increase	Note Custodian

*	This schedule should be included only if the Note is issued in global form.

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]
GUARANTEE
          Merge Asset Management Corp., Merge CAD Inc., Merge eClincial Inc., Merge eMed, Inc., Cedara Software (USA) Limited, AMICAS, Inc., Requisite Software Inc., Confirma Europe LLC, Emageon Inc., Amicas PACS, Corp., Camtronics Medical Systems, Ltd. and Ultravisual Medical Systems Corporation (the “Guarantors”) have jointly and severally, unconditionally guaranteed (such guarantee by each Guarantor being referred to herein as the “Guarantee”), that (i) the principal of, interest, premium and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee and the Collateral Agent all in accordance with the terms set forth under Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any other such obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
          The obligations of each Guarantor to the Holders, the Trustee and the Collateral Agent pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.
          No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.
          Capitalized terms used but not defined herein have the respective meanings set forth in the Indenture.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

Merge Asset Management Corp.

Merge CAD Inc.

Merge eClincial Inc.

Merge eMed, Inc.

Cedara Software (USA) Limited

AMICAS, Inc.

Requisite Software Inc.

Emageon Inc.

Amicas PACS, Corp.

Camtronics Medical Systems, Ltd.

Ultravisual Medical Systems Corporation

By:
Name:
Title:

Confirma Europe LLC

By:	Merge CAD Inc., its sole Manager

By:
Name:
Title:

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Merge Healthcare Incorporated
6737 West Washington Street
Milwaukee, Wisconsin 53214-5650
Fax No.: [•]
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust
Telephone: (312) 827-8639
Telecopy: (312) 827-8542
Email: yolanda.ash@bnymellon.com
Attention: Corporate Trust Administration
          Re: 11.75% Senior Secured Notes due 2015
          Reference is hereby made to the Indenture, dated as of April 28, 2010 (the “Indenture”), among Merge Healthcare Incorporated, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                    (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                      in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1.  [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
          2.  [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
          3.  [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
          (a)  [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
          (b)  [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
          (c)  [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
          4.  [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
          (a)  [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)  [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c)  [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
          1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
          (a)  [ ] a beneficial interest in the:
               (i)  [ ] 144A Global Note (CUSIP [•]), or
               (ii) [ ] Regulation S Global Note (CUSIP [•]), or
          (b)  [ ] a Restricted Definitive Note.
          2. After the Transfer the Transferee will hold:
[CHECK ONE]
          (a) [ ] a beneficial interest in the:
               (i)  [ ] 144A Global Note (CUSIP [•]), or
               (ii)  [ ] Regulation S Global Note (CUSIP [•]), or
               (iii) [ ] Unrestricted Global Note (CUSIP [•]); or
          (b)  [ ] a Restricted Definitive Note; or
          (c)  [ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Merge Healthcare Incorporated
6737 West Washington Street
Attention: General Counsel
Telephone No.: 414.977.4067
Fax No.: (414) 977-4202
E-mail: amayberryfrench@merge.com
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust
Telephone: (312) 827-8639
Telecopy: (312) 827-8542
Email: yolanda.ash@bnymellon.com
Attention: Corporate Trust Administration
          Re: 11.75% Senior Secured Notes due 2015
          Reference is hereby made to the Indenture, dated as of April 28, 2010 (the “Indenture”), among Merge Healthcare Incorporated, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                               (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
     a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
     a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                                            .

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Merge Healthcare Incorporated, a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and Collateral Agent.
WITNESSETH
          WHEREAS, the Issuer and each of the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 28, 2010, providing for the issuance of 11.75% Senior Secured Notes due 2015 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:
     (a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
     (i) the principal of and interest, premium and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.
     (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
     (g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Guarantee.
     (h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

     (i) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (j) This Guarantee shall be a general unsecured senior obligation of such Guaranteeing Subsidiary, ranking pari passu with any other future Senior Indebtedness of the Guaranteeing Subsidiary, if any.
     (k) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
     (l) This Guarantee shall be governed by the terms and provisions set forth in Section 2 of the Guarantee and Collateral Agreement.
          (3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          (4) Merger, Consolidation or Sale of All or Substantially All Assets.
          (a) Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (i) (A) the Guaranteeing Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Guaranteeing Subsidiary, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Person”);
     (B) the Successor Person, if other than the Guaranteeing Subsidiary, expressly assumes all the obligations of the Guaranteeing Subsidiary under the Indenture, the Security Documents and the Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (C) immediately after such transaction, no Default exists; and
     (D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;
     (E) any Collateral owned by or transferred to the Successor Person shall (i) continue to constitute Collateral under the Indenture and the Security Documents, (ii) be subject to the

Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12 of the Indenture; and
     (F) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Securities Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; or
          (ii) the transaction is made in compliance with Section 4.10 of the Indenture;
          (b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing Subsidiary may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.
          (5) Releases.
          The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:
     (1) (A) in connection with any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Guaranteeing Subsidiary, if the sale or other disposition does not violate Section 4.10;
     (B) in connection with any sale or other disposition of the capital stock of such Guaranteeing Subsidiary (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, such that, immediately after giving effect to such transaction, such Guaranteeing Subsidiary would no longer constitute a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10;
     (C) the proper designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary;
     (D) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and
     (2) the Guaranteeing Subsidiary delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with. Upon delivery of such Officer’s Certificate and Opinion of

Counsel, the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Guarantor from its obligations under its Guarantee.
          (6) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          (7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          (10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
          (12) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
          (13) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY,N.A., as Trustee
By:
Name:
Title:

EXHIBIT E
[FORM OF]
PARI PASSU INTERCREDITOR AGREEMENT
among
MERGE HEALTHCARE CORPORATION,
the other Grantors party hereto,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent for the Existing Secured Parties
[                 ],
as the Initial Additional Collateral Agent
and
each additional Authorized Representative from time to time party hereto
dated as of [    ], 20[    ]

          PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[       ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among MERGE HEALTHCARE CORPORATION, a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, [                                 ] as collateral agent for the Existing Secured Parties (together with its successors and assigns in such capacity, the “Existing Collateral Agent”), [INSERT NAME AND CAPACITY], as collateral agent for the Initial Additional Pari Passu Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Collateral Agent”) and each additional Authorized Representative from time to time party hereto for the Additional Pari Passu Secured Parties of the Series with respect to which it is acting in such capacity.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Collateral Agent (for itself and on behalf of the Existing Secured Parties), the Initial Additional Collateral Agent (for itself and on behalf of the Initial Additional Pari Passu Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Pari Passu Secured Parties of the applicable Series) agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
          “Additional Pari Passu Documents” means, with respect to any Series of Additional Pari Passu Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Additional Pari Passu Obligations, including the Initial Additional Pari Passu Agreement and each other agreement entered into for the purpose of securing any Series of Additional Pari Passu Obligations.
          “Additional Pari Passu Obligations” means, with respect to any Series of Additional Pari Passu Obligations, (a) all principal of, and interest (including, without limitation, any Post-Petition Interest) payable with respect to, such Additional Pari Passu Obligations, (b) all other amounts payable to the related Additional Pari Passu Secured Parties under the related Additional Pari Passu Documents and (c) any renewals of extensions of the foregoing.
          “Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional Pari Passu Secured Parties and the Initial Additional Collateral Agent.
          “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Applicable Authorized Representative” means, with respect to any Shared Collateral at any time, (i) until the Non-Controlling Authorized Representative Enforcement Date, the Authorized

Representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral and (ii) from and after the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.
          “Authorized Representative” means (i) in the case of any Existing Secured Obligations or the Existing Secured Parties, the Existing Collateral Agent, (ii) in the case of the Initial Additional Pari Passu Obligations or the Initial Additional Pari Passu Secured Parties, the Initial Additional Collateral Agent and (iii) in the case of any Series of Additional Pari Passu Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.
          “Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
          “Bankruptcy Code” means Title 11 of the United States Code, as amended.
          “Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
          “Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.
          “Company” has the meaning assigned to such term in the introductory paragraph hereof.
          “Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.
          “DIP Financing” has the meaning assigned to such term in Section 2.05(b).
          “DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
          “DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
          “Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, that such Series of Pari Passu Obligations is no longer secured by such Shared Collateral pursuant to the terms of the applicable Secured Credit Documents. The term “Discharged” shall have a corresponding meaning.

          “Event of Default” means an “Event of Default” as defined in any Secured Credit Document.
          “Existing Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof, and shall include any successor Collateral Agent pursuant to the Indenture and the Security Agreement.
          “Existing Secured Parties” means the “Secured Parties” as defined in the [Security Agreement].
          “Grantors” means the Company and each Subsidiary of the Company which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.
          “Impairment” has the meaning assigned to such term in Section 1.03.
          “Indenture” means that certain Indenture dated as of April ___, 2010, among the Company, the Guarantors identified therein and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent.
          “Initial Additional Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.
          “Initial Additional Pari Passu Documents” means that certain [[Credit Agreement] [Indenture] dated as of [    ], 20[    ], among the Company, [the Guarantors identified therein,] [    ], as [administrative agent], and [    ], as [collateral agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Passu Obligations.
          “Initial Additional Pari Passu Obligations” means the Additional Pari Passu Obligations pursuant to the Initial Additional Pari Passu Documents.
          “Initial Additional Pari Passu Secured Parties” means the holders of any Initial Additional Pari Passu Obligations and the Initial Additional Collateral Agent.
          “Insolvency or Liquidation Proceeding” means:
     (A) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or their respective creditors, as such, in each case whether or not voluntary;
     (B) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (C) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
          “Intervening Creditor” shall have the meaning assigned to such term in Section 2.01.
          “Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereof required to be delivered by an Authorized Representative to each other Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Pari Passu Obligations and become Additional Pari Passu Secured Parties hereunder.
          “Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Pari Passu Obligations that constitutes the second largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral.
          “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
          “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default that has occurred and is continuing (under and as defined in the Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Pari Passu Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Pari Passu Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) with respect to any Shared Collateral at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) with respect to the Shared Collateral of an applicable Grantor, at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
          “Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
          “Pari Passu Obligations” means, collectively, (i) the Existing Secured Obligations, (ii) the Initial Additional Pari Passu Obligations and (iii) each Series of other Additional Pari Passu Obligations.
          “Pari Passu Secured Parties” means (i) the Existing Secured Parties, (ii) the Initial Additional Pari Passu Secured Parties and (iii) the other Additional Pari Passu Secured Parties with respect to each Series of other Additional Pari Passu Obligations.
          “Pari Passu Security Documents” means the Security Agreement, the other Security Documents (as defined in the Indenture) and each other agreement entered into with respect to the Shared Collateral for the purpose of securing any Series of Pari Passu Obligations.
          “Possessory Collateral” means any Shared Collateral in the possession or control of the Existing Collateral Agent (or its agents or bailees) or any other Authorized Representative, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Existing Collateral Agent or any other Authorized Representative under the terms of the Pari Passu Security Documents.
          “Proceeds” has the meaning assigned to such term in Section 2.01 hereof.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part, whether pursuant to one or more agreements), including by adding or replacing lenders, creditors, agents, the Company and/or the guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

          “Secured Credit Document” means (i) the Indenture and each Note Document (as defined in the Indenture), (ii) each Initial Additional Pari Passu Document and (iii) each Additional Pari Passu Document.
          “Security Agreement” means the Guarantee and Collateral Agreement, dated as of [ ], among the Company, the Grantors, [ ], as trustee and the Existing Collateral Agent.
          “Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.
          “Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.
          “Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.
          “Senior Lien” means the Liens on the Collateral in favor of the Pari Passu Secured Parties under the Pari Passu Security Documents.
          “Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Existing Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Passu Secured Parties (in their capacity as such) and (iii) the Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Obligations, each of (i) the Existing Secured Obligations, (ii) the Initial Additional Pari Passu Obligations and (iii) the Additional Pari Passu Obligations incurred pursuant to any Additional Pari Passu Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Obligations).
          “Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
     Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.
     Section 1.03 Impairments. It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (a) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations, (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (b) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (a) or (b) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Obligations or the Pari Passu Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.
ARTICLE II
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL
     Section 2.01 Priority of Claims. (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority.
     (b) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing and (i) any Authorized Representative is taking action to enforce rights in respect of any Shared Collateral (an “Enforcement Action”), (ii) any distribution is made to any Pari Passu Secured Party in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor (a “Bankruptcy Distribution”) or (iii) any Pari Passu Secured Party receives any payment in respect of Pari Passu

Obligations pursuant to any security agreement or intercreditor agreement (other than this Agreement) with respect to any Shared Collateral or the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Pari Passu Secured Party pursuant to any such agreement (an “Other Intercreditor Payment”), then the proceeds of (A) any such Enforcement Action, (B) any such Bankruptcy Distribution and/or (C) any such Other Intercreditor Payment (subject, in the case of each of clauses (A), (B) and (C), to the sentence immediately following) (all proceeds described in the preceding clauses (A), (B) and (C), and all proceeds thereof being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Authorized Representative (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu Obligations of each Series on a pro rata basis and (iii) THIRD, after payment of all Pari Passu Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists.
     Section 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Authorized Representative shall direct each other Authorized Representative to act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) no Authorized Representative shall follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Applicable Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, acting in accordance with the applicable Pari Passu Security Documents, shall be entitled to instruct each Authorized Representative to take any such actions or exercise any such remedies with respect to Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party or Authorized Representative with respect to any collateral not constituting Shared Collateral. Each Non-Controlling Authorized Representative hereby agrees to act in accordance with the instructions of the Applicable Authorized Representative.
     (b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of Pari Passu Obligations other than pursuant to the Pari Passu Security Documents (except for funds deposited for the discharge or defeasance of any Additional Pari

Passu Agreement), and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Pari Passu Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Pari Passu Security Documents applicable to it.
     Section 2.03 No Interference; Payment Over. Subject to Section 1.03, (a) each of the Pari Passu Secured Parties agrees that (i) it will not (and hereby waives any right to) challenge, question or contest, or support any other Person in challenging, questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) (x) the perfection, priority, validity, attachment or enforceability any Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, (y) the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or (z) the validity or enforceability of the priorities, rights or duties established by, or any other provision of, this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other Pari Passu Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by such Applicable Authorized Representative or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other Pari Passu Secured Party to enforce this Agreement.
     (b) Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of the Pari Passu Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01 hereof.
     Section 2.04 Automatic Release of Liens; Amendments to Pari Passu Security Documents. (a) If, at any time the Applicable Authorized Representative, acting in accordance with this Agreement and the applicable Secured Credit Documents, forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

     (b) Each Pari Passu Secured Party agrees that the Applicable Authorized Representative may enter into any amendment, consent, waiver or other modification (and, upon request by the Applicable Authorized Representative, each Authorized Representative shall sign a consent to such amendment, consent, waiver or other modification) to any Pari Passu Security Document to which it is a party (including to release Liens securing any Series of Pari Passu Obligations), so long as the Applicable Authorized Representative receives a certificate of the Company stating that such amendment, consent, waiver or other modification is permitted by the terms of such Pari Passu Security Document, and any such amendment, consent, waiver or other modification shall apply automatically to any comparable provision of each comparable Pari Passu Security Document without the consent of any Authorized Representative and without any action by the Company or any Grantor, unless such amendment, consent, waiver or other modification adversely affects one Series of Pari Passu Secured Parties in a manner different than such amendment, consent, waiver or other modification affects other Series. Additionally, each Pari Passu Secured Party agrees that each Authorized Representative may enter into any amendment, consent, waiver or other modification (and, upon request by such Authorized Representative, each other Authorized Representative shall sign a consent to such amendment, consent, waiver or other modification) to any Pari Passu Security Document to which it is a party (including to release Liens securing such Series of Pari Passu Obligations) so long as (x) such amendment, consent, waiver or other modification is in accordance with the Secured Credit Document pursuant to which such Series of Pari Passu Obligations was incurred and (y) such amendment, consent, waiver or other modification does not adversely affect the Pari Passu Secured Parties of any other Series. Notwithstanding the foregoing, no amendment, consent, waiver or other modification to any Pari Passu Security Document entered into by any Authorized Representative pursuant to this Section 2.04(b) will release all or substantially all of the Shared Collateral from the Liens under the Pari Passu Security Documents without the written consent of each Authorized Representative.
     (c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral or amendment to any Pari Passu Security Document provided for in this Section.
     Section 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any other Grantor.
     (b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will agree to subordinate (and will not object to or otherwise contest the subordination of) its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral (or portion thereof, in the case of the Existing Bond Secured Parties) pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.
     Section 2.06 Reinstatement. In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article 2 shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full in cash.
     Section 2.07 Insurance. As between the Pari Passu Secured Parties, the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
     Section 2.08 Refinancings. The Pari Passu Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
     Section 2.09 Existing Collateral Agent as Gratuitous Bailee for Perfection. (a) The Existing Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) for the benefit of, and on behalf of, each other Authorized Representative and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Existing Collateral Agent, each other Authorized Representative agrees to hold any Shared

Collateral constituting Possessory Collateral, from time to time in its possession for the benefit of, and on behalf of, each other Authorized Representative and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
     (b) The duties or responsibilities of the Existing Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral for the benefit of, and on behalf of, each other Authorized Representative for purposes of perfecting by possession the Lien held by such Authorized Representative therein.
ARTICLE III
EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS
     Section 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.
     Section 3.02 Applicable Authorized Representative. As of the date of this Agreement, the [                    ] is the Applicable Authorized Representative. The Company shall deliver a certificate to each Authorized Representative certifying which Authorized Representative is the Authorized Representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to the Shared Collateral. Such certificate shall be delivered (a) on each anniversary of this Agreement and (b) promptly upon the Company becoming aware that a new Authorized Representative has become the Authorized Representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to the Shared Collateral. Notwithstanding anything herein to the contrary, the failure of the Company to deliver such certificate shall not alter any of the provisions set forth in this Agreement.
     Section 3.03 Concerning the Existing Collateral Agent. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Existing Collateral Agent are made solely in its capacity as Trustee and as Collateral Agent under the Indenture and as Collateral Agent under the Security Agreement pursuant to the provisions of the Indenture and the direction of the Grantors and the holders of the Notes (as defined in the Indenture) therein contained, and not in its individual capacity. The Existing Collateral Agent shall not have any duties, obligations, or responsibilities under this Agreement except as expressly set forth herein, and shall have the benefit of all exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture and in the Security Agreement in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.
ARTICLE IV
THE APPLICABLE AUTHORIZED REPRESENTATIVE
     Section 4.01 Authority. Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled to sell, transfer or otherwise dispose of or deal with any Shared Collateral and direct each other Authorized Representative to act or refrain from acting with respect to the Shared Collateral as provided herein and in the Pari Passu Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations held by them. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Authorized Representative or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement or the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession, except in each such case arising from the gross negligence, bad faith or willful misconduct of such party as finally determined in a non-appealable order by a court of competent jurisdiction. Notwithstanding any other provision of this Agreement, the Applicable Authorized Representative shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Shared Collateral.
     Section 4.02 Rights as a Pari Passu Secured Party. (a) The Applicable Authorized Representative hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized Representative, and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Existing Secured Party”, “Existing Secured Parties”, “Additional Pari Passu Secured Party” or “Additional Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative hereunder and without any duty to account therefor to any other Pari Passu Secured Party.
     Section 4.03 Exculpatory Provisions. The Applicable Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents. Without limiting the generality of the foregoing, the Applicable Authorized Representative:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Pari Passu Security Documents; provided that the Applicable Authorized Representative shall not be required to take any action that, in its opinion or the written opinion of its counsel, may expose the Applicable Authorized Representative to liability or that is contrary to any Pari Passu Security Document or applicable law, unless with respect to the incurrence of any liability the Applicable Authorized Representative shall have been fully indemnified to its reasonable satisfaction by any party requesting such action be taken;
     (c) shall not, except as expressly set forth herein and in the other Pari Passu Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative or any of its Affiliates in any capacity;
     (d) shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct or (ii) in reliance on a certificate of an authorized officer of the company stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until written notice describing such Event Default is given to the Applicable Authorized Representative by the Authorized Representative of such Pari Passu Obligations or the Company; and
     (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Authorized Representative.

     Section 4.04 Reliance by Applicable Authorized Representative. The Applicable Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Authorized Representative may consult with legal counsel (who may be counsel for the Company or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 4.05 Delegation of Duties. The Applicable Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through one or more sub-agents appointed by the Applicable Authorized Representative. The Applicable Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Applicable Authorized Representative and any such sub-agent.
     Section 4.06 Non-Reliance on Applicable Authorized Representative and Other Pari Passu Secured Parties. Each Pari Passu Secured Party acknowledges that it has, independently and without reliance upon any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Pari Passu Secured Party also acknowledges that it will, independently and without reliance upon any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.
     Section 4.07 Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Applicable Authorized Representative, at its option and in its discretion:
     (a) to release any Lien on any property granted to or held by any Authorized Representative under any Pari Passu Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the release of such Lien is permitted by the terms of each then existing Secured Credit Document;
     (b) to release any Grantor from its obligations under the Pari Passu Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V
MISCELLANEOUS
     Section 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (a) if to the Existing Collateral Agent, to it at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust, Telephone: (312) 827-8639, Telecopy: (312) 827-8542, Email: yolanda.ash@bnymellon.com, with a copy to Drinker Biddle & Reath LLP, 191 North Wacker Drive, Suite 3700, Chicago, IL 60606, Attention: Steven M. Wagner, Telephone: (312) 569-1216, Telecopy: (312) 569-3216, Email: steven.wagner@dbr.com;
     (b) if to the Initial Additional Collateral Agent, to it at [       ];
     (c) if to the Company, to it at [       ]; and
     (d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
     Section 5.02 Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).
     (c) Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional Pari Passu Secured Parties and Additional Pari Passu Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Pari Passu Security Documents applicable thereto.
     (d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Pari Passu Secured Party, the Existing Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Pari Passu Obligations in compliance with the Indenture.
     Section 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
     Section 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
     Section 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 5.07 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
     Section 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding arising out of or relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the United States District Court for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;
     (d) agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu Secured Party) to sue in any other jurisdiction; and
     (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any indirect, consequential or punitive damages (as opposed to direct or actual damages).
     Section 5.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     Section 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Pari Passu Security Documents or Additional Pari Passu Agreements the provisions of this Agreement shall control.
     Section 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.04, 2.05, 2.08, 2.09 or Article 5) is intended to or will amend, waive or otherwise modify the provisions of the Indenture or any Additional Pari Passu Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 or Article 5). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

     Section 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Indenture and the Additional Pari Passu Documents, the Company may incur Additional Pari Passu Obligations. Any such additional class or series of Additional Pari Passu Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Pari Passu Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a "Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
          In order for a Senior Class Debt Representative to become a party to this Agreement,
     (i) such Senior Class Debt Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Exhibit A pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;
     (ii) the Company shall have delivered to each Authorized Representative true and complete copies of each of the Additional Pari Passu Documents relating to such Senior Class Debt, certified as being true, correct and complete by a Responsible Officer;
     (iii) the Additional Pari Passu Documents, as applicable, relating to such Senior Class Debt shall provide that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.
     Each security agreement with respect to such Senior Class Debt shall include the following language:
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY [ ] IN ITS CAPACITY AS [COLLATERAL AGENT] HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE PARI PASSU INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG MERGE HEALTHCARE INCORPORATED, THE OTHER GRANTORS PARTY THERETO, THE COLLATERAL AGENT FOR THE EXISTING SECURED PARTIES NAMED THEREIN, THE INITIAL ADDITIONAL COLLATERAL AGENT NAMED THEREIN AND EACH ADDITIONAL AUTHORIZED REPRESENTATIVE FROM TIME TO TIME PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

     Section 5.14 Integration. This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor or any Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Passu Security Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ], as Existing Collateral Agent,
By:
Name:
Title:

[ ], as Initial Additional Collateral Agent,
By:
Name:
Title:

MERGE HEALTHCARE CORPORATION
By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,
By:
Name:
Title:

ANNEX I
Grantors
[TO COME]

EXHIBIT A
          [FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [___], 20[ ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [___], 20[ ] (the “Pari Passu Intercreditor Agreement”), among Merge Healthcare Corporation, a Delaware corporation (“the Company”), certain subsidiaries of the Company (each a “Grantor”), [ ], as Authorized Representative for the Existing Secured Parties, [___], as Initial Additional Collateral Agent, and the additional Authorized Representatives from time to time a party thereto.
          A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.
          B. As a condition to the ability of the Company or any Grantor to incur Additional Pari Passu Obligations and to secure such Senior Class Debt with the Senior Lien, in each case under and pursuant to the Pari Passu Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Pari Passu Intercreditor Agreement.
          Accordingly, the New Representative agrees as follows:
          SECTION 1. In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional Pari Passu Secured Parties. Each reference to a “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Representative represents and warrants to the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Pari Passu Documents relating to such Senior

Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.
          SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Applicable Authorized Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
          SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.
          SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
          SECTION 8. The Company agrees to reimburse the Applicable Authorized Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Applicable Authorized Representative.

          IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by: [ ], as Existing Collateral Agent
By:
Name:
Title:

[ ], as Initial Additional Collateral Agent
By:
Name:
Title:

[ ], as [Insert any other Additional Authorized Representative]
By:
Name:
Title:

MERGE HEALTHCARE CORPORATION

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO
By:
Name:
Title:

Schedule 1
GRANTORS
[TO COME]